Exhibit 99.2

CB&I Hosts Investor Day

Company Provides 2013 Combined Guidance

THE WOODLANDS, Texas--(BUSINESS WIRE)--March 28, 2013--CB&I (NYSE: CBI) hosted an Investor Day in New York today. During the meeting, CB&I's management team demonstrated the company's confidence in its end markets as well as its ability to capture new business and help clients meet the growing demand for energy infrastructure.

In his opening remarks, CB&I President and Chief Executive Officer Philip K. Asherman stated, "We are excited to have this opportunity to introduce our company’s newest management team members. Their strong leadership and proven technical skills will greatly contribute to our continued focus of meeting and exceeding our clients’ expectations and creating value for our shareholders. You will hear from the collective talent of our four operating groups that provide us the structure to scale our business model, which is unique in our industry by combining like businesses while capitalizing on each group’s unique resource capability and commercial characteristics."

Investors and analysts then heard from each of CB&I’s four operating groups, which the company announced after completing its acquisition of Shaw in February. CB&I’s operating groups are:

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Technology, which provides licensed process technologies, catalysts, specialized equipment and engineered products for use in petrochemical facilities, oil refineries and gas processing plants. This group also offers process planning and project development services, as well as a comprehensive program of aftermarket support.

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Engineering, Construction and Maintenance, which provides engineering, procurement, fabrication and construction of major energy infrastructure facilities, as well as comprehensive and integrated maintenance services.

●	Fabrication Services, which provides piping solutions and storage tanks and vessels for the oil and gas, water and wastewater, mining and power generation industries.

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Government Solutions, which leads large, high-profile programs and projects, including design-build infrastructure projects, for federal, state and local governments. This group also provides full-scale environmental services for government and private sector clients, including remediation and restoration of contaminated sites, emergency response and disaster recovery.

During the Investor Day, CB&I also provided its 2013 combined guidance for the first time since closing the Shaw acquisition.

2013 Combined Guidance

New Awards	$13.0 - $16.0 billion
Revenue	$10.7 - $11.2 billion
Adjusted Earnings Per Share*	$4.00 - $4.35

*2013 adjusted earnings per share excludes Shaw-related acquisition and transition costs. These costs are anticipated to be $80 to $100 million, with a tax benefit of $25 to $30 million, respectively, reducing GAAP earnings per share by $0.55 to $0.70.

CB&I's Investor Day webcast is available on the Investor Relations page of the company’s website at www.CBI.com.

About CB&I

CB&I (NYSE: CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. Drawing upon more than a century of experience and the expertise of approximately 50,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.CBI.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might” or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2012, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CONTACT:
CB&I
Investors: Christi Thoms +1 832-513-1200
Media: www.CBI.com